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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
FirstAmerica Automotive, Inc.

      We consent to the inclusion in the Registration Statement of FirstAmerica Automotive, Inc. on Form S-1 of (i) our report dated March 19, 1999 on the consolidated financial statements of FirstAmerica Automotive, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998; (ii) our report dated March 5, 1999 on the financial statements of Beverly Hills BM, Ltd., (dba Beverly Hills, BMW) as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997; (iii) our audit report dated November 14, 1997 on the financial statements of California Carriage Ltd., (dba Concord Honda Pontiac) as of December 31, 1996; (iv) our report dated September 19, 1997 on the financial statements of Steven A. Hallock Enterprises Inc., (dba Concord Nissan) as of December 31, 1996; and (v) our report dated January 9, 1998 on the financial statements of Valley Automotive Center as of December 31, 1996 and 1995.

      The financial statement schedules of FirstAmerica Automotive, Inc. are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein. The audits referred to on our report dated March 19, 1999, included the related financial statement schedules as of December 31, 1998 and for each of the years in the three-year period ended December 31, 1998, included in the registration statement.

      We also consent to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the Prospectus.

                                          /s/ KPMG, LLP

San Francisco, California
April 7, 1999